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                                                                   EXHIBIT 10(l)



                         THE ELDER-BEERMAN STORES CORP.
                      EQUITY AND PERFORMANCE INCENTIVE PLAN

                            DEFERRED SHARES AGREEMENT


                WHEREAS, _____________ (the "Grantee") is an employee of The Elder-Beerman Stores Corp. (the "Corporation") or a Subsidiary;

                WHEREAS, the Grantee has elected to defer a portion of his Annual Incentive Award under the Corporation's Equity and Performance Incentive Plan (the "Plan") pursuant to a deferral election filed with the Committee ("Deferral Election"); and

                WHEREAS, the execution of a deferred shares agreement in the form hereof (the "Agreement") has been authorized by a resolution of the Board of Directors (the "Board") of the Corporation duly adopted on ____________, 1997;

                NOW, THEREFORE, pursuant to the Plan, the Corporation awards, as of _________________, 1997 (the "Date of Award"), to the Grantee Deferred Shares ("Shares"), each Share equal to one share of the Corporation's common stock, par value $0.01 per share, subject to the terms and conditions of the Plan and the following terms, conditions, limitations and restrictions:

        1. ESTABLISHMENT OF ACCOUNT. The Corporation will establish an account in the name of the Grantee on its books and records (the "Account") and credit the Account with ________ Shares which may be exercised separately or in the aggregate in accordance with the terms and conditions hereof.

        2. VESTING OF SHARES. The Shares covered by this Agreement will be fully vested at all times.

        3. FORFEITURE OF SHARES. Notwithstanding the provisions of Section 2 of this Agreement, the Committee may, in its sole discretion, require that, to the extent the value of any of the Shares covered by this Agreement may not be deducted by the Corporation, such Shares will be forfeited.

        4. EXERCISE OF SHARES. Shares may be exercised by the Grantee on the following basis:

                (a) Upon the earliest of (i) the third anniversary of the Date of Award, (ii) the termination of employment of the Grantee with the Corporation and its Subsidiaries, for reasons other than death, or (iii) the death of the Grantee, as designated by the Grantee in his Deferral



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Election, the Grantee, or his legal representative, if applicable, may exercise all Shares then credited to his Account.

                (b) In the event that the Committee, upon written petition of the Grantee, determines, in its sole discretion, that the Grantee has suffered an unforeseeable financial emergency, the Grantee will be permitted to exercise the number of Shares in his Account necessary to meet the emergency. For purposes of this Subsection, an "unforeseeable financial emergency" means an unexpected need for cash arising from an illness, disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children will not be considered to be the result of an unforeseeable financial emergency.

        5. PAYMENT UPON EXERCISE. The amount payable to the Grantee will be equal to the Market Value per Share on the day of payment. Payment may be made wholly in cash or wholly in Common Shares or partly in cash and partly in Common Shares at the discretion of the Committee. Common Shares delivered pursuant to this Section may be either treasury shares or authorized and unissued shares or both.

        6. DIVIDEND, VOTING AND OTHER RIGHTS. Prior to the delivery of the Shares as described in Section 4, the Grantee will not have any voting rights or the right to receive any dividends with respect to any Shares.

        7. TRANSFERABILITY. The Shares may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Grantee except by the Grantee or the Grantee's guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and court supervision.

        8. COMPLIANCE WITH LAW. The Corporation will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation will not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

        9. ADJUSTMENTS. The Committee may make any adjustments in the number of Shares covered by this Agreement that the Committee, in its discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Grantee's rights under this Agreement that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all of the Grantee's rights under this Agreement such alternative consideration as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all grants so replaced.



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        10. WITHHOLDING. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any award or exercise of Shares pursuant to this Agreement, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of any distribution hereunder that the Grantee make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. If necessary, the Committee may require relinquishment of a portion of any Stock to be distributed hereunder.

        11. EMPLOYMENT RIGHTS. The Plan and this Agreement will not confer upon the Grantee any right with respect to the continuance of employment or other service with the Corporation or any Subsidiary and do not interfere in any way with any right that the Corporation or any Subsidiary otherwise has to terminate any employment or other service of the Grantee at any time.

        12. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary.

        13. NOTICES. Any notice necessary under this Agreement must be addressed to the Corporation or the Committee at the principal executive office of the Corporation and to the Grantee at the address appearing in the personnel records of the Corporation or a Subsidiary for such Grantee, or to either party at such other address as either party may designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.

        14. AGREEMENT SUBJECT TO THE PLAN. The Shares granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

        15. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

        16. SEVERABILITY. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

        17. DEFINITIONS. (a) Except as otherwise provided in this Section, all terms used herein with initial capital letters have the meanings assigned to them in the Plan or in this Agreement.





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                (b)      "Beneficiary" means:

                         (i) The person last designated as Beneficiary by the Grantee in a writing on a form prescribed by the Committee;

                         (ii) If there is no designated Beneficiary or if the person so designated does not survive the Grantee, the Grantee's spouse; or

                         (iii) If no such designated Beneficiary and no spouse is living upon the death of the Grantee, or if all such persons die prior to the full distribution of the Grantee's Account, then the legal representative of the last survivor of the Grantee and such persons, or, if the Committee does not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor will be the Beneficiaries to whom the then remaining Account will be distributed (in the proportions in which they would inherit his intestate personal property).

                Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Subsection will be effective unless and until the Committee actually receives such notice.

        18. GOVERNING LAW. This Agreement will be construed and governed in accordance with the laws of the State of Ohio.

                This Agreement is executed on _______________, _____.

                                               THE ELDER-BEERMAN STORES CORP.



                                                By:
                                                   ---------------------------



                The undersigned Grantee hereby acknowledges receipt of an executed original of this Deferred Shares Agreement and accepts the right to receive a distribution of such Shares subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                                                -------------------------------
                                                Grantee



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